The Lord Abbett Family of Funds

Amended and Restated Plan as of August 10, 2007

Pursuant to Rule 18f-3(d)

under the Investment Company Act of 1940

(Originally adopted August 15, 1996)

Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), requires that the Board of Directors or Trustees of an investment company desiring to offer multiple classes pursuant to the Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges. This document constitutes an amended and restated plan (the “Plan”) of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a “Fund”). The Plan of any Fund is subject to amendment by action of the Board of Directors or Trustees (the “Board”) of such Fund and without the approval of shareholders of any class, to the extent permitted by law and by the governing documents of such Fund.

The Board, including a majority of the non-interested Board members, has determined that the following separate arrangement and expense allocation, and the related conversion features, if any, and exchange privileges, of each class of each Fund are in the best interest of each class of each Fund individually and each Fund as a whole.

1.                                       CLASS DESIGNATION.

Shares of all Funds except Lord Abbett Series Fund, Inc. shall be divided into Class A, Class B, Class C, Class F, Class P, Class R2, Class R3, and Class Y(1) shares as indicated for each Fund on Schedule A attached hereto. In the case of the Lord Abbett Series Fund, Inc., shares of the Growth and Income Portfolio shall be divided into Variable Contract Class shares (Class VC shares) and Class P shares and shares of all other Portfolios shall be comprised of one class of shares as indicated on Schedule A, each of which shall also be known as Class VC shares of the respective Portfolio.

2.                                       SALES CHARGES AND DISTRIBUTION AND SERVICE FEES.

(a)                                  Initial Sales Charge. Class A shares will be traditional front-end sales charge shares, offered at their net asset value (“NAV”) plus a sales charge in the case of each Fund as described in such Fund’s prospectus as from time to time in effect.

Class B shares, Class C shares, Class F shares, Class P shares, Class R2 shares, Class R3 shares, Class Y shares, and Class VC shares will be offered at their NAV without an initial sales charge.

(b)                                 Service and Distribution Fees. As to the shares of Class A, Class B, Class C, Class F, Class P, Class R2, and Class R3, each Fund will pay service and/or distribution fees

(1)                                  Effective September 28, 2007, Class Y shares of Funds listed in Schedule A are to be redesignated as Class I shares.

under the Plan from time to time in effect adopted for such classes pursuant to Rule 12b-1 under the 1940 Act (the “Joint 12b-1 Plan”), at such rates as are set by its Board.

Pursuant to the Joint 12b-1 Plan as to the Class A shares, if effective, each Fund will generally pay distribution fees at an aggregate fee at the annual rate of 0.35% of the average daily NAV of the Class A share accounts, or such other rate as set by the Board from time to time. The Board has the authority to increase the total fees payable under the Joint 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an aggregate fee at the annual rate of 0.50% of the average daily NAV of the Class A shares. The effective dates of the Joint 12b-1 Plan for the Class A shares are based on achievement by the Funds of specified total net assets for the Class A shares of such Funds.

Pursuant to the Joint 12b-1 Plan as to the Class B shares, if effective, each Fund will generally pay an aggregate fee at the annual rate of up to 1.00% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time.

Pursuant to the Joint 12b-1 Plan as to the Class C shares, if effective, each Fund will generally pay an aggregate fee at an annual rate of up to 1.00% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time.

Pursuant to the Joint 12b-1 Plan as to the Class F shares, if effective, each Fund will generally pay an aggregate fee at an annual rate of up to 0.10% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an aggregate fee at the annual rate of 1.00% of the average daily NAV of the Class F shares.

Pursuant to the Joint 12b-1 plan as to the Class P shares, if operational, each Fund will generally pay an aggregate fee at an annual rate of up to 0.45% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 0.75% of the average daily NAV of the Class P shares.

Pursuant to the Joint 12b-1 Plan as to the Class R2 shares, if effective, each Fund will generally pay an aggregate fee at an annual rate of up to 0.60% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 1.00% of the average daily NAV of the Class R2 shares.

Pursuant to the Joint 12b-1 Plan as to the Class R3 shares, if effective, each Fund will generally pay an aggregate fee at an annual rate of up to 0.50% of the average daily NAV of such shares then outstanding, or such other rate as set by the Board from time to time. The Board has the authority to increase the distribution fees payable under such 12b-1 Plan by a vote of the Board, including a majority of the independent members thereof, up to an annual rate of 1.00% of the average daily NAV of the Class R3 shares.

The Class VC shares do not have a Rule 12b-1 Plan. However, pursuant to a separate Services Agreement for the Class VC shares, each Fund will generally pay an aggregate fee at an annual rate of up to 0.25% of the average daily NAV of such shares then outstanding to certain insurance companies for the service and maintenance of shareholder accounts, or such other rate as set by the Board from time to time.

The Class Y shares do not have a Rule 12b-1 Plan.

(c)                                  Contingent Deferred Sales Charges (“CDSC”). Subject to some waiver exceptions, Class A shares purchased in amounts of $1 million or more will be subject to a CDSC equal to 1.00% of the lower of the cost or the NAV of such shares if the shares are redeemed for cash on or before the end of the 12th month after the month in which the shares were purchased.

Class B shares will be subject to a CDSC ranging from 5.00% to 1.00% of the lower of the cost or the NAV of the shares, if the shares are redeemed for cash before the sixth anniversary of their purchase. The CDSC for the Class B shares may be waived for certain transactions. Class C shares will be subject to a CDSC equal to 1.00% of the lower of the cost or the NAV of the shares if the shares are redeemed for cash before the first anniversary of their purchase.

The Class F, Class P, Class R2, Class R3, and Class Y shares will not be subject to a CDSC.

3.                                       CLASS-SPECIFIC EXPENSES.

The following expenses shall be allocated, to the extent such expenses can reasonably be identified as relating to a particular class and consistent with Revenue Procedure 96-47, on a class-specific basis: (a) fees under the Joint 12b-1 Plan applicable to a specific class (net of any CDSC paid with respect to shares of such class and retained by the Fund) and any other costs relating to implementing or amending such Plan, including obtaining shareholder approval of such Plan or any amendment thereto; (b) transfer and shareholder servicing agent fees and shareholder servicing costs identifiable as being attributable to the particular provisions of a specific class; (c) stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current share holders of a specific class; (d) Securities and Exchange Commission registration fees incurred by a specific class; (e) Board fees or expenses identifiable as being attributable to a specific class; (f) fees for outside accountants and related expenses relating solely to a specific class; (g) litigation expenses and legal fees and expense relating solely to a specific class; (h) expenses incurred in connection with shareholders meetings as a result of issues relating solely to a specific class and (i) other expenses relating solely to a specific class, provided, that advisory fees and other expenses related to the management of a Fund’s assets (including custodial fees and tax-return preparation fees) shall be allocated to all shares of such Fund on the basis of NAV, regardless of whether they can be specifically attributed to a particular class. All common expenses shall be allocated to shares of each class at the same time they are allocated to the shares of all other classes. All such expenses incurred by a class of shares will be charged directly to the net assets of the particular class and thus will be borne on a pro rata basis by the outstanding shares of such class. For all Funds, with the exception of Series Fund, each Fund’s

Blue Sky expenses will be treated as common expenses. In the case of Series Fund, Blue Sky expenses will be allocated entirely to Class P, as the Class VC of Series Fund has no Blue Sky expenses.

4.                                       INCOME AND EXPENSE ALLOCATIONS.

Income, realized and unrealized capital gains and losses and expenses not allocated to a class as provided above shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund, except that, in the case of each daily dividend Fund, income and expenses shall be allocated on the basis of relative net assets (settled shares).

5.                                       DIVIDENDS AND DISTRIBUTIONS.

Dividends and distributions paid by a Fund on each class of its shares, to the extent paid, will be calculated in the same manner, will be paid at the same time, and will be in the same amount, except that the amount of the dividends declared and paid by a particular class may be different from that paid by another class because of expenses borne exclusively by that class.

6.                                       NET ASSET VALUES.

The NAV of each share of a class of a Fund shall be determined in accordance with the Articles of Incorporation or Declaration of Trust of such Fund with appropriate adjustments to reflect the allocations of expenses, income and realized and unrealized capital gains and losses of such Fund between or among its classes as provided above.

7.                                       CONVERSION FEATURES.

The Class B shares will automatically convert to Class A shares 8 years after the date of purchase. Such conversion will occur at the relative NAV per share of each Class without the imposition of any sales charge, fee or other charge. When Class B shares convert, any other Class B shares that were acquired by the shareholder by the reinvestment of dividends and distributions will also convert to Class A shares on a pro rata basis. The conversion of Class B shares to Class A shares after 8 years s subject to the continuing availability of a private letter ruling from the Internal Revenue Service or an opinion of counsel to the effect that the conversion does not constitute a taxable event for the Class B shareholder under Federal income tax law. If such a revenue ruling or opinion is no longer available, the automatic conversion feature may be suspended, in which event no further conversions of Class B shares would occur while such suspension remained in effect.

Subject to amendment by the Board, none of the other classes of shares shall be subject to any automatic conversion feature.

8.                                       EXCHANGE PRIVILEGES.

Except as set forth in a Fund’s prospectus as from time to time in effect, shares of any class of such Fund may be exchanged, at the holder’s option, for shares of the same class of another Fund, or other Lord Abbett-sponsored fund or series thereof, without the imposition of any sales charge, fee or other charge. In addition, shares of Classes F, P, R2, and R3 may be exchanged for Class A shares, but such an exchange will be subject to the imposition of a sales charge to the same extent as any purchase of Class A shares for cash.

* * *

This Plan is qualified by and subject to the terms of the then current prospectus for the applicable Fund; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms contained herein. The prospectus for each Fund contains additional information about that Fund’s classes and its multiple-class structure.

This Plan has been adopted for each Fund with the approval of, and all material amendments thereto must be approved by, a majority of the members of the Board of such Fund, including a majority of the Board members who are not interested persons of the Fund.

SCHEDULE A

As of August 10, 2007

The Lord Abbett Family of Funds

FUNDS	CLASSES(2)

Lord Abbett Affiliated Fund, Inc.	A, B, C, F, P, R2, R3, Y

Lord Abbett Blend Trust
Lord Abbett Small-Cap Blend Fund	A, B, C, F, P, R2, R3, Y

Lord Abbett Bond-Debenture Fund, Inc.	A, B, C, F, P, R2, R3, Y

Lord Abbett Developing Growth Fund, Inc.	A, B, C, F, P, R2, R3, Y

Lord Abbett Global Fund, Inc.
Equity Series	A, B, C, F, P, R2, R3, Y
Lord Abbett Developing Local Markets Fund	A, B, C, F, P, R2, R3, Y

Lord Abbett Investment Trust
Lord Abbett Balanced Strategy Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Convertible Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Core Fixed Income Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Diversified Equity Strategy Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett High Yield Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Income Strategy Fund(3)	A, B, C, F, P, R2, R3, Y
Lord Abbett Limited Duration U.S. Government &
Government Sponsored Enterprises Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Total Return Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett U.S. Government & Government
Sponsored Enterprises Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett World Growth & Income
Strategy Fund(4)	A, B, C, F, P, R2, R3, Y

Lord Abbett Large-Cap Growth Fund	A, B, C, F, P, R2, R3, Y

Lord Abbett Mid-Cap Value Fund, Inc.	A, B, C, F, P, R2, R3, Y

(2)                                  Effective September 28, 2007, shares designated as Class Y shares of each of the Funds listed below will be renamed Class I shares.

(3)                                  Effective September 14, 2007, the Lord Abbett Income Strategy Fund will be renamed the Lord Abbett Diversified Income Strategy Fund.

(4)                                  Effective September 14, 2007, the Lord Abbett World Growth & Income Strategy Fund will be renamed the Lord Abbett Growth & Income Strategy Fund.

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett California Tax-Free Income Fund	A, C, F, P
Lord Abbett Connecticut Tax-Free Income Fund	A, F, P
Lord Abbett Hawaii Tax-Free Income Fund	A, F, P
Lord Abbett Minnesota Tax-Free Income Fund	A, P
Lord Abbett Missouri Tax-Free Income Fund	A, F, P
Lord Abbett National Tax-Free Income Fund	A, B, C, F, P, Y
Lord Abbett New Jersey Tax-Free Income Fund	A, F, P
Lord Abbett New York Tax-Free Income Fund	A, C, F, P
Lord Abbett Texas Tax-Free Income Fund	A, P
Lord Abbett Washington Tax-Free Income Fund	A, P

Lord Abbett Municipal Income Trust
Florida Series	A, C, P
Georgia Series	A, F, P
Lord Abbett High Yield Municipal Bond Fund	A, B, C, F, P, Y
Lord Abbett Intermediate Tax-Free Fund	A, B, C, F, P
Michigan Series	A, F, P
Pennsylvania Series	A, F, P

Lord Abbett Research Fund, Inc.
Lord Abbett America’s Value Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Growth Opportunities Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Large-Cap Core Fund	A, B, C, F, P, R2, R3, Y
Small-Cap Value Series	A, B, C, F, P, R2, R3, Y

Lord Abbett Securities Trust
Lord Abbett All Value Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Alpha Strategy Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett International Core Equity Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett International Opportunities Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Large-Cap Value Fund	A, B, C, F, P, R2, R3, Y
Lord Abbett Micro-Cap Growth Fund	A, Y
Lord Abbett Micro-Cap Value Fund	A, Y
Lord Abbett Value Opportunities Fund	A, B, C, F, P, R2, R3, Y

Lord Abbett Series Fund, Inc.
All Value Portfolio	All Value Portfolio (VC)
America’s Value Portfolio	America’s Value Portfolio (VC)
Bond-Debenture Portfolio	Bond-Debenture Portfolio (VC)
Growth and Income Portfolio	Growth and Income Portfolio (VC, P)
Growth Opportunities Portfolio	Growth Opportunities Portfolio (VC)
International Portfolio	International Portfolio (VC)
Large-Cap Core Portfolio	Large-Cap Core Portfolio (VC)
Mid-Cap Value Portfolio	Mid-Cap Value Portfolio (VC)

Lord Abbett U.S. Government & Government
Sponsored Enterprises Money Market Fund, Inc.	A, B, C, Y